EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD EARNINGS PER SHARE OF $.70, UP 8%
Revenues Grow 5% to $2.7 Billion, Net Income Rises 3% to $951 Million, Both Third Quarter Records
Core Net New Assets Total $56.6 Billion, Representing a 7% Annualized Growth Rate

SAN FRANCISCO, October 15, 2019 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2019 was $951 million, up 3% from $923 million for the third quarter of 2018. Net income for the nine months ended September 30, 2019 was $2.9 billion, up 11% from the year-earlier period. The company’s financial results for the third quarter and first nine months of 2019 include severance charges described below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights	2019	2018	Change	2019	2018	Change

Net revenues (in millions)	$2,711	$2,579	5%	$8,115	$7,463	9%
Net income (in millions)	$951	$923	3%	$2,852	$2,572	11%
Diluted earnings per common share	$.70	$.65	8%	$2.05	$1.79	15%
Pre-tax profit margin	45.6%	47.3%		46.0%	44.9%
Return on average common
stockholders’ equity (annualized)	20%	20%		20%	19%
EPS impact of $62 million in severance charges
related to position eliminations (1)	$(.04)	—		$(.04)	—

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) The pre-tax severance charges related to position eliminations, which reduced earnings per share by $.04, are included in Compensation and benefits expense.

CEO Walt Bettinger said, “As we remain faithful to our “Through Clients’ Eyes” strategy, investors continue to reward us with strong business growth. Our contemporary full-service model helps us remain a trusted partner as clients navigate an environment that has only grown more cloudy in recent months. The equity markets have shown noteworthy durability – the S&P 500 remained up nearly 20% for the year as of quarter-end. Concerns persist, however, regarding global trade and a generally softening economic outlook. The Federal Reserve has moved forward with expected mid-cycle easing, cutting short-term interest rates 25 bps in both July and September, and long-term rates have also shown significant declines. Against this backdrop, clients brought us $56.6 billion in core net new assets, a third quarter record, which brings our year-to-date total to $145.5 billion, representing a 6% annualized organic growth rate. In addition, we attracted 363,000 new brokerage accounts in the quarter, helping raise active brokerage accounts to 12.1 million, up 6% year-over-year. Client demand for help and guidance continued to grow, with assets receiving ongoing advisory services reaching nearly $2.0 trillion at quarter end, up 7%. Assets in digital advisory solutions grew even faster, rising 20% to $43.0 billion at the end of September. Overall, our client assets totaled a record $3.77 trillion at quarter end, up 6%.”

“Our commitment to challenge the status quo and disrupt the industry on behalf of clients endures through all environments,” Mr. Bettinger added. “Most recently, we eliminated online trade commissions for stocks, ETFs, and options listed on U.S. or Canadian exchanges, a move that represents another significant investment in bringing ever greater value to our clients. This action is consistent with the principles on which our company was founded, helping realize Chuck Schwab’s vision of making investing accessible to all. We also continue to extend our products and platforms, including the recent launch of three new fixed-income ETFs. In support of our independent advisors, we’ve made enhancements to Institutional Intelligent Portfolios® including a paperless account conversion feature making it simpler than ever to incorporate automated investing into their practices, while freeing up time to spend with investors and scale their businesses. Additionally, on July 25th, we announced an agreement to acquire certain assets of USAA’s Investment Management Company, with closing targeted for the middle of next year. We are honored to have the opportunity to serve USAA members as their exclusive wealth management and brokerage provider, and are looking forward to exploring a new growth opportunity via the multi-year referral agreement included in this transaction.”

Mr. Bettinger concluded, “Schwab’s ‘Virtuous Cycle’ is renewed by bold steps like our recent price cuts, reflecting our belief that investors will entrust us with more business as we do right by them. We are acting from a position of strength – both financial and competitive – which allows us to take these steps with confidence, knowing we are able to push forward as we choose, not as the current environment might dictate.”

CFO Peter Crawford commented, “Our continued success with clients and full-service model enabled us to deliver third quarter revenues of $2.7 billion, up 5% year-over-year. Net interest revenue rose 7% from a year ago to $1.6 billion, largely a result of generally higher investment yields and higher client cash allocations. Growing client balances in purchased money market funds, advisory solutions, and other third-party mutual funds and ETFs pushed asset management and administration fees to $825 million, increasing 2% year-over-year. A pick-up in trading volumes was more than offset by a decline in average revenue per trade, bringing trading revenue to $172 million, down 2% from a year ago. Turning to expenses, our reported total of $1.5 billion includes $62 million in severance charges associated with our decision to eliminate positions spanning approximately 3% of our workforce, as we work to ensure we remain properly positioned to serve clients through what has become a more challenging environment. These charges contributed roughly half of our 8% year-over-year expense growth. Ongoing expenses remained in line with management expectations and we were able to report a pre-tax profit margin of 45.6% – our sixth consecutive quarter of at least 45%.”

Mr. Crawford added, “Consistent with the evolution of the Schwab story to include both business growth and meaningful capital returns, we repurchased 19.9 million shares for approximately $770 million during the third quarter. We have repurchased more than 49 million shares for $2 billion under our current $4 billion authorization. Our expanding client base and related increases in their cash balances drove modest organic growth in our balance sheet during the third quarter, with consolidated assets increasing $2.7 billion sequentially to $279 billion at September 30th. Our preliminary Tier 1 Leverage Ratio ended the quarter at 7.3%, slightly above our operating objective of 6.75%-7.00%; our capital management in coming quarters will incorporate preparations for the $1.8 billion USAA transaction next year. With a 20% return on equity for the quarter and year-to-date, we remain well-positioned to drive strong profitable growth into the future through a combination of sustained business momentum, thoughtful expense management, and a healthy balance sheet.”

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on our decision to reduce online trade commissions for U.S. and Canadian-listed equities, ETFs, and options to $0, was posted on October 1, 2019.

Forward-Looking Statements
This press release contains forward-looking statements relating to business growth; enhancements to products and platforms; the company’s acquisition of certain assets of USAA’s Investment Management Company (IMCO), including timing of closing and entering into a referral agreement; financial and competitive strength; capital returns to stockholders; growth in the client base, client accounts and assets; cash balances; Tier 1 Leverage Ratio operating objective; profitable growth; expense management; and the balance sheet. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations, and trading activity; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as implement infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; client sensitivity to rates; failure of the parties to satisfy the closing conditions in the USAA IMCO purchase agreement in a timely manner or at all, including regulatory approvals and the implementation of conversion plans; capital and liquidity needs and management; level of client assets, including cash balances; the company’s ability to manage expenses; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 365 offices and 12.1 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.4 million banking accounts, and $3.77 trillion in client assets as of September 30, 2019. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Revenues
Interest revenue	$1,892	$1,755	$5,817	$4,766
Interest expense	(261)	(228)	(896)	(569)
Net interest revenue	1,631	1,527	4,921	4,197
Asset management and administration fees	825	809	2,366	2,474
Trading revenue	172	176	531	557
Other	83	67	297	235
Total net revenues	2,711	2,579	8,115	7,463
Expenses Excluding Interest
Compensation and benefits	857	737	2,514	2,252
Professional services	168	164	516	476
Occupancy and equipment	144	124	408	368
Advertising and market development	71	70	217	220
Communications	63	59	187	179
Depreciation and amortization	88	78	255	226
Regulatory fees and assessments	30	57	92	158
Other	54	71	190	232
Total expenses excluding interest	1,475	1,360	4,379	4,111
Income before taxes on income	1,236	1,219	3,736	3,352
Taxes on income	285	296	884	780
Net Income	951	923	2,852	2,572
Preferred stock dividends and other	38	38	127	128
Net Income Available to Common Stockholders	$913	$885	$2,725	$2,444
Weighted-Average Common Shares Outstanding:
Basic	1,300	1,351	1,320	1,349
Diluted	1,308	1,364	1,329	1,363
Earnings Per Common Shares Outstanding:
Basic	$.70	$.66	$2.06	$1.81
Diluted	$.70	$.65	$2.05	$1.79

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q3-19 % change		2019			2018
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-18	Q2-19	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	7%	1%	$1,631	$1,609	$1,681	$1,626	$1,527
Asset management and administration fees	2%	5%	825	786	755	755	809
Trading revenue	(2)%	(1)%	172	174	185	206	176
Other	24%	(26)%	83	112	102	82	67
Total net revenues	5%	1%	2,711	2,681	2,723	2,669	2,579
Expenses Excluding Interest
Compensation and benefits	16%	6%	857	807	850	805	737
Professional services	2%	(6)%	168	178	170	178	164
Occupancy and equipment	16%	8%	144	133	131	128	124
Advertising and market development	1%	(8)%	71	77	69	93	70
Communications	7%	2%	63	62	62	63	59
Depreciation and amortization	13%	5%	88	84	83	80	78
Regulatory fees and assessments	(47)%	—	30	30	32	31	57
Other	(24)%	(27)%	54	74	62	81	71
Total expenses excluding interest	8%	2%	1,475	1,445	1,459	1,459	1,360
Income before taxes on income	1%	—	1,236	1,236	1,264	1,210	1,219
Taxes on income	(4)%	(5)%	285	299	300	275	296
Net Income	3%	1%	$951	$937	$964	$935	$923
Preferred stock dividends and other	—	(24)%	38	50	39	50	38
Net Income Available to Common Stockholders	3%	3%	$913	$887	$925	$885	$885
Earnings per common share:
Basic	6%	4%	$.70	$.67	$.69	$.66	$.66
Diluted	8%	6%	$.70	$.66	$.69	$.65	$.65
Dividends declared per common share	31%	—	$.17	$.17	$.17	$.13	$.13
Weighted-average common shares outstanding:
Basic	(4)%	(2)%	1,300	1,328	1,333	1,343	1,351
Diluted	(4)%	(2)%	1,308	1,337	1,344	1,354	1,364
Performance Measures
Pre-tax profit margin			45.6%	46.1%	46.4%	45.3%	47.3%
Return on average common stockholders’ equity (annualized) (1)			20%	19%	20%	20%	20%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(7)%	(16)%	$20.3	$24.2	$32.6	$27.9	$21.8
Cash and investments segregated	91%	15%	16.2	14.1	13.9	13.6	8.5
Receivables from brokerage clients — net	(6)%	(1)%	21.1	21.4	20.5	21.7	22.4
Available for sale securities	(2)%	3%	56.5	54.6	60.0	66.6	57.6
Held to maturity securities	1%	1%	140.2	138.3	132.4	144.0	139.0
Bank loans — net	2%	2%	16.9	16.6	16.5	16.6	16.6
Total assets	3%	1%	279.0	276.3	282.8	296.5	272.1
Bank deposits	(2)%	—	209.3	208.4	219.5	231.4	213.4
Payables to brokerage clients	28%	15%	35.6	31.0	29.7	32.7	27.9
Long-term debt	28%	—	7.4	7.4	6.8	6.9	5.8
Stockholders’ equity	3%	—	21.4	21.3	21.6	20.7	20.8
Other
Full-time equivalent employees (at quarter end, in thousands)	4%	(3)%	19.8	20.5	20.0	19.5	19.1
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	22%	10%	$190	$173	$181	$159	$156
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.17%	0.17%	0.15%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	3%	1%	395	392	418	466	382
Asset-based trades (3)	(5)%	(11)%	123	138	149	188	129
Other trades (4)	16%	8%	200	186	210	213	172
Total	5%	—	718	716	777	867	683
Average Revenue Per Revenue Trade (2)	(5)%	—	$6.94	$6.94	$7.19	$7.13	$7.27

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2019			2018			2019			2018
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$22,288	$123	2.16%	$18,623	$94	1.98%	$24,506	$432	2.33%	$16,164	$217	1.78%
Cash and investments segregated	16,140	92	2.25%	10,253	51	1.94%	14,771	264	2.36%	12,002	149	1.64%
Broker-related receivables	216	2	2.34%	307	1	1.94%	225	4	2.21%	324	4	1.62%
Receivables from brokerage clients	19,438	205	4.13%	20,224	217	4.19%	19,279	636	4.35%	19,629	600	4.03%
Available for sale securities (1)	53,487	366	2.71%	55,283	328	2.34%	58,738	1,203	2.72%	52,797	859	2.16%
Held to maturity securities	136,880	906	2.63%	137,065	887	2.57%	134,031	2,721	2.70%	129,490	2,420	2.48%
Bank loans	16,724	146	3.49%	16,579	142	3.43%	16,621	443	3.56%	16,522	410	3.31%
Total interest-earning assets	265,173	1,840	2.75%	258,334	1,720	2.63%	268,171	5,703	2.82%	246,928	4,659	2.50%
Other interest revenue		52			35			114			107
Total interest-earning assets	$265,173	$1,892	2.82%	$258,334	$1,755	2.69%	$268,171	$5,817	2.88%	$246,928	$4,766	2.56%
Funding sources
Bank deposits	$208,592	$166	0.32%	$208,666	$158	0.30%	$213,089	$616	0.39%	$193,010	$339	0.23%
Payables to brokerage clients	25,080	21	0.33%	20,595	16	0.31%	23,443	68	0.39%	21,591	37	0.23%
Short-term borrowings (2)	21	—	2.48%	—	—	—	18	—	2.49%	4,488	54	1.59%
Long-term debt	7,425	67	3.58%	5,790	51	3.52%	7,122	192	3.59%	5,053	131	3.46%
Total interest-bearing liabilities	241,118	254	0.42%	235,051	225	0.38%	243,672	876	0.48%	224,142	561	0.33%
Non-interest-bearing funding sources	24,055			23,283			24,499			22,786
Other interest expense		7			3			20			8
Total funding sources	$265,173	$261	0.39%	$258,334	$228	0.36%	$268,171	$896	0.45%	$246,928	$569	0.31%
Net interest revenue		$1,631	2.43%		$1,527	2.33%		$4,921	2.43%		$4,197	2.25%
(1) Amounts have been calculated based on amortized cost.
(2) Interest revenue or expense was less than $500,000 in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2019			2018			2019			2018
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$177,892	$133	0.30%	$130,202	$122	0.37%	$166,053	$378	0.30%	$142,177	$451	0.42%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs) (1)	274,005	75	0.11%	235,148	78	0.13%	260,034	219	0.11%	221,818	228	0.14%
Mutual Fund OneSource® and other non- transaction fee funds	192,409	153	0.32%	209,560	171	0.32%	190,847	452	0.32%	216,699	524	0.32%
Other third-party mutual funds and ETFs (2)	486,285	84	0.07%	342,316	75	0.09%	469,901	238	0.07%	329,033	216	0.09%
Total mutual funds, ETFs, and CTFs (3)	$1,130,591	445	0.16%	$917,226	446	0.19%	$1,086,835	1,287	0.16%	$909,727	1,419	0.21%
Advice solutions (3)
Fee-based	$251,591	305	0.48%	$234,338	294	0.50%	$241,678	878	0.49%	$228,326	859	0.50%
Non-fee-based	71,195	—	—	65,146	—	—	69,136	—	—	62,377	—	—
Total advice solutions	$322,786	305	0.37%	$299,484	294	0.39%	$310,814	878	0.38%	$290,703	859	0.40%
Other balance-based fees (1,4)	421,241	56	0.05%	384,038	52	0.05%	407,762	162	0.05%	388,836	158	0.05%
Other (5)		19			17			39			38
Total asset management and administration fees		$825			$809			$2,366			$2,474
(1) Beginning in the first quarter of 2019, a change was made to move CTFs from other balance-based fees. Prior periods have been recast to reflect this change.
(2) Includes Schwab ETF OneSourceTM.
(3) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(4) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(5) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-19 % Change		2019			2018
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-18	Q2-19	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	1%	2%	$242.9	$237.3	$247.0	$261.2	$239.5
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	46%	11%	187.0	168.1	159.7	153.5	128.5
Equity and bond funds and CTFs (2,3)	5%	1%	112.4	110.9	106.2	94.3	107.4
Total proprietary mutual funds and CTFs	27%	7%	299.4	279.0	265.9	247.8	235.9
Mutual Fund Marketplace® (4)
Mutual Fund OneSource® and other non-transaction fee funds	(8)%	(2)%	194.7	197.8	195.1	180.5	212.6
Mutual fund clearing services	8%	2%	197.2	192.9	182.7	164.4	182.2
Other third-party mutual funds	5%	1%	776.8	767.3	737.2	650.4	740.1
Total Mutual Fund Marketplace	3%	1%	1,168.7	1,158.0	1,115.0	995.3	1,134.9
Total mutual fund assets	7%	2%	1,468.1	1,437.0	1,380.9	1,243.1	1,370.8
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	20%	5%	150.8	143.6	134.7	115.2	125.2
Schwab ETF OneSource™ (4)	183%	7%	94.1	88.1	82.5	30.6	33.3
Other third-party ETFs	(5)%	2%	321.6	315.7	303.7	309.9	338.6
Total ETF assets	14%	3%	566.5	547.4	520.9	455.7	497.1
Equity and other securities (2)	(1)%	1%	1,178.0	1,168.3	1,131.3	1,005.4	1,186.7
Fixed income securities	14%	—	332.3	332.1	324.1	306.1	290.4
Margin loans outstanding	(7)%	(2)%	(19.4)	(19.7)	(18.8)	(19.3)	(20.8)
Total client assets	6%	2%	$3,768.4	$3,702.4	$3,585.4	$3,252.2	$3,563.7
Client assets by business
Investor Services	5%	2%	$1,978.7	$1,946.5	$1,886.7	$1,701.7	$1,876.9
Advisor Services	6%	2%	1,789.7	1,755.9	1,698.7	1,550.5	1,686.8
Total client assets	6%	2%	$3,768.4	$3,702.4	$3,585.4	$3,252.2	$3,563.7
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services	(9)%	42%	$25.4	$17.9	$29.2	$28.7	$27.8
Advisor Services	21%	62%	31.2	19.3	22.5	26.6	25.7
Total net new assets	6%	52%	$56.6	$37.2	$51.7	$55.3	$53.5
Net market gains (losses)	(92)%	(88)%	9.4	79.8	281.5	(366.8)	113.2
Net growth (decline)	(60)%	(44)%	$66.0	$117.0	$333.2	$(311.5)	$166.7
New brokerage accounts (in thousands, for the quarter ended)	(2)%	(6)%	363	386	386	380	369
Client accounts (in thousands)
Active brokerage accounts (5)	6%	1%	12,118	11,967	11,787	11,593	11,423
Banking accounts	6%	2%	1,361	1,336	1,300	1,302	1,283
Corporate retirement plan participants	6%	1%	1,718	1,698	1,684	1,655	1,627

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Beginning in the first quarter of 2019, a change was made to move CTFs from equity and other securities. Prior periods have been recast to reflect this change.
(3) Includes balances held on and off the Schwab platform. As of September 30, 2019, off-platform equity and bond funds, CTFs, and ETFs were $12.6 billion, $4.8 billion, and $39.9 billion, respectively.
(4) Excludes all proprietary mutual funds and ETFs.
(5) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.

The Charles Schwab Corporation Monthly Activity Report For September 2019

	2018				2019									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	26,458	25,116	25,538	23,327	25,000	25,916	25,929	26,593	24,815	26,600	26,864	26,403	26,917	2%	2%
Nasdaq Composite	8,046	7,306	7,331	6,635	7,282	7,533	7,729	8,095	7,453	8,006	8,175	7,963	7,999	—	(1)%
Standard & Poor’s 500	2,914	2,712	2,760	2,507	2,704	2,784	2,834	2,946	2,752	2,942	2,980	2,926	2,977	2%	2%
Client Assets (in billions of dollars)
Beginning Client Assets	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5
Net New Assets	16.4	14.9	15.6	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	(13)%	6%
Net Market Gains (Losses)	(8.6)	(190.5)	28.2	(204.5)	180.4	67.0	34.1	83.4	(155.2)	151.6	25.0	(50.1)	34.5
Total Client Assets (at month end)	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	3,668.5	3,530.6	3,702.4	3,746.7	3,716.5	3,768.4	1%	6%
Core Net New Assets (1)	16.4	14.9	15.6	24.8	15.1	18.3	18.3	(0.3)	17.3	20.2	19.3	19.9	17.4	(13)%	6%
Receiving Ongoing Advisory Services (at month end)
Investor Services	292.7	280.3	284.7	272.4	286.9	294.2	298.4	305.7	298.5	311.6	314.8	314.2	318.5	1%	9%
Advisor Services (2)	1,559.2	1,485.8	1,510.1	1,436.1	1,514.2	1,551.6	1,572.8	1,608.0	1,554.6	1,626.6	1,646.1	1,635.7	1,659.4	1%	6%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (3)	11,423	11,479	11,529	11,593	11,653	11,712	11,787	11,870	11,929	11,967	12,026	12,085	12,118	—	6%
Banking Accounts (4)	1,283	1,289	1,297	1,302	1,312	1,313	1,300	1,310	1,323	1,336	1,352	1,361	1,361	—	6%
Corporate Retirement Plan Participants	1,627	1,634	1,639	1,655	1,679	1,685	1,684	1,690	1,699	1,698	1,701	1,711	1,718	—	6%
Client Activity
New Brokerage Accounts (in thousands)	119	133	115	132	131	115	140	147	123	116	129	126	108	(14)%	(9)%
Inbound Calls (in thousands)	1,715	1,976	1,681	1,839	1,924	1,742	1,882	1,966	1,671	1,595	1,773	1,759	1,570	(11)%	(8)%
Web Logins (in thousands)	53,923	59,261	54,654	53,920	64,563	60,121	63,692	65,669	61,522	60,824	65,809	63,928	63,530	(1)%	18%
Client Cash as a Percentage of Client Assets (5)	10.3%	11.1%	11.2%	12.8%	11.7%	11.5%	11.3%	10.9%	11.3%	10.9%	11.0%	11.3%	11.4%	10 bp	110 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	311	308	331	717	1,343	1,109	1,045	980	1,114	206	717	328	23
Small / Mid Capitalization Stock	151	(1,344)	(456)	(1,414)	1,329	638	302	136	(190)	18	10	(374)	(212)
International	(88)	(109)	(418)	(2,163)	2,212	1,086	1,274	863	(100)	225	744	(1,390)	(355)
Specialized	73	(914)	(397)	(2,105)	124	609	750	(109)	(440)	341	418	353	583
Hybrid	(324)	(1,313)	(1,248)	(2,985)	(321)	(309)	(357)	(228)	(316)	(181)	(366)	(569)	(372)
Taxable Bond	1,371	(351)	(836)	(4,342)	3,956	2,871	1,923	3,029	1,821	2,378	3,806	2,725	2,935
Tax-Free Bond	262	(591)	(407)	(409)	1,184	1,111	1,133	760	1,057	682	960	760	593
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	(1,538)	(5,734)	(7,955)	(21,372)	6,740	2,312	1,850	1,860	86	7	2,151	(1,281)	(573)
Exchange-Traded Funds (7)	3,294	1,420	4,524	8,671	3,087	4,803	4,220	3,571	2,860	3,662	4,138	3,114	3,768
Money Market Funds	(1,933)	2,546	8,515	13,548	4,944	(1,577)	1,785	(2,097)	5,067	4,570	6,143	6,068	5,833
Average Interest-Earning Assets (8)
(in millions of dollars)	261,741	264,156	265,648	274,913	277,068	270,718	272,727	270,308	263,718	262,759	263,993	265,005	266,430	1%	2%

(1) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(2) Excludes Retirement Business Services.
(3) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
(4) In March 2019, banking accounts were reduced by approximately 23,000 as a result of inactive account closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.